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                                                                   EXHIBIT 10.24

             AMENDED AND PARTIALLY RESTATED COLLABORATION AGREEMENT
                                     BETWEEN

                            ACLARA BIOSCIENCES, INC.
                                       AND

                               PE CORPORATION (NY)


















Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information Subject to the confidentiality request. Omissions are designated as [*]. A complete version of this Exhibit has been filed separately with the Securities and Exchange Commission.



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                  AMENDED AND RESTATED COLLABORATION AGREEMENT

     THIS AMENDED AND RESTATED COLLABORATION AGREEMENT (this "AMENDED GA AGREEMENT") is signed as of March 22, 2002 ("AMENDMENT SIGNING DATE") and effective as of May 17, 2001 ("AMENDMENT EFFECTIVE DATE"), by and between ACLARA BIOSCIENCES, INC., a Delaware corporation having its principal place of business at 1288 Pear Avenue, Mountain View, California 94043 ("ACLARA"), and PE CORPORATION (NY), a New York corporation, through its Applied Biosystems Group, having its principal place of business at 850 Lincoln Center Drive, Foster City, California 94404 ("ABG"). ACLARA and ABG may be referred to herein individually as a "Party" or, collectively, as "Parties."

                                    RECITALS

     WHEREAS, ABG (as the successor-in-interest to The Perkin-Elmer Corporation) and ACLARA (as the successor-in-interest to Soane Biosciences, Inc.) entered a Collaboration Agreement, dated April 25, 1998 (the "GA AGREEMENT"), related to the development of genetic analysis systems incorporating microfluidic electrophoresis devices; and

     WHEREAS, ABG and ACLARA each desire to be able to (i) independently develop products pursuant to the terms of this Amended GA Agreement that, if developed pursuant to the terms of the GA Agreement, would be Licensed Product, and (ii)

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jointly  develop  products as Licensed  Product  pursuant to the terms of the GA
Agreement if the Parties agree to do so as provided herein; and

     WHEREAS, the GA Agreement incorporates certain provisions, including, without limitation, provisions relating to the Parties' wish to amend and restate as set forth below

     Now, THEREFORE, in consideration of the foregoing premises and the promises and undertakings set forth herein, the Parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     Except as otherwise set forth below, terms with initial capitals shall be defined as set forth in the GA Agreement.

     1.1 "JOINT  DEVELOPMENT  PROPOSAL" shall have the meaning assigned to it in
Section 3.1.

     1.2 "POST EXCLUSIVE PERIOD PRODUCT" means any product developed in accordance with the terms of this Amended GA Agreement that, if developed in accordance with the terms of the GA Agreement without amendment and restatement as provided herein, would be Licensed Product.

     1.3 "PRODUCT NET SALES" means (i) with respect to sales by a Party, or an Affiliate of a Party, or a distributor of a Party to non-affiliated third party purchasers, the actual amount of gross sales of Post Exclusive Period Product to a third party, less: trade, cash and quantity discounts granted at the time of invoice, if any, actually allowed, amounts refunded for faulty or

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defective product, returns, rejections, freight, insurance and other transportation costs (except income taxes), tariffs, duties and similar governmental charges paid, to the extent included in gross sales price, (ii) with respect to sales by a Party made to any Affiliate or to any person, firm or corporation enjoying a special course of dealing with a Party, the Product Net Sales will be determined based on the first resale in a bona fide arms-length transaction of Post Exclusive Period Product by such Affiliate, person, firm or corporation to third parties, and (iii) with respect to Post Exclusive Period Product which are used by a Party, or an Affiliate of a Party, to supply services or information to a third party for commercial purposes, or are otherwise disposed of, the Product Net Sales shall be determined as if such Post Exclusive Period Product had been sold at the average Product Net Sales for such Post Exclusive Period Product during the past one hundred and twenty days.

                                    ARTICLE 2

                                THE GA AGREEMENT

     2.1 PARTIES. ACLARA agrees to assume the rights and obligations of SBio under the GA Agreement. ABG agrees to assume the rights and obligations of Perkin-Elmer under the GA Agreement.

     2.2 PURPOSE OF AMENDMENT. Notwithstanding the terms and conditions of the GA Agreement, subject to the terms and conditions provided herein, ABG and ACLARA each hereby agree that each Party may independently develop Post Exclusive Period Product. In addition, notwithstanding the previous sentence, ABG and ACLARA each hereby agree that the Parties may jointly develop Licensed Product pursuant to the terms of the GA Agreement; PROVIDED that the Parties agree to do so in accordance with the requirements of Article 3 of this Amended GA Agreement prior to initiation of such joint development.

     2.3 PROVISIONS NO LONGER EFFECTIVE. ABG and ACLARA each hereby agree that, upon the Amendment Effective Date, the following sections of the GA Agreement are no longer in force or effect, except to the extent that the Parties may, in their discretion, mutually agree in writing, pursuant to Article 3, to jointly develop a Licensed Product: Sections 2, 3, 4, 5.2, 5.4, 5.5.1, and 10. ABG and ACLARA each hereby agree that all provisions of the GA Agreement, except as set forth in this Section 2.3, shall remain in full force and effect.

     2.4 INTELLECTUAL PROPERTY. ABG and ACLARA each hereby agree that, unless the Parties agree to jointly develop a Licensed Product pursuant to Article 3, Collaboration SBio Intellectual Property, Collaboration Joint Intellectual Property, and Collaboration Perkin-Elmer Intellectual Property shall be limited to Intellectual Property Rights that were conceived and reduced to practice as a result of work performed under the GA Agreement before the Amendment Effective Date. In the event that the Parties agree to jointly develop a Licensed Product pursuant to Article 3, Collaboration SBio Intellectual Property, Collaboration Joint Intellectual Property, and Collaboration Perkin-Elmer Intellectual Property shall include additional Intellectual Property Rights that are conceived and reduced to practice as a result of the work thereafter performed to jointly develop such Licensed Product.

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     2.5 Release. ABG and ACLARA each hereby release the other Party from any and all obligations or liabilities arising from Sections 2, 3 or 4 of the GA Agreement prior to the Amendment Effective Date.

     2.6 INTERPRETATION OF AMENDED GA AGREEMENT. In the event of any conflict, inconsistency, or incongruity between any provision of this Amended GA Agreement and any provision of the original GA Agreement, the provisions of this Amended GA Agreement will govern and control.

                                    ARTICLE 3

                            JOINT DEVELOPMENT OPTION

     3.1 PROPOSAL FOR JOINT DEVELOPMENT UNDER GA AGREEMENT. If ABG desires to develop any Post Exclusive Period Product, ABG first shall notify ACLARA in writing, which notice shall include, without limitation, a description of the proposed Post Exclusive Period Product ("Proposed Product") and a development and commercialization plan with respect thereto (a "JOINT DEVELOPMENT PROPOSAL").

     3.2 JOINT DEVELOPMENT PLAN. If ABG submits a Joint Development Proposal to ACLARA as provided in Section 3.1 above, ACLARA will either notify ABG in writing within 15 days of Aclara's receipt of such submission that it does not desire to pursue the Joint Development Proposal or within 30 days of such submission, both Parties will meet in person to discuss in good faith such Joint Development Proposal. If ACLARA agrees to pursue such joint development for the Proposed Product, within 45 days of such meeting with ABG, ACLARA shall notify ABG in writing and, within 30 days of ABG's receipt of such written notice to ABG, the Parties shall draft a detailed joint development plan ("JOINT DEVELOPMENT PLAN"), which shall include, without limitation, a detailed description of the Proposed Product, the specific steps each Party shall take to reach the Start Development Checkpoint for such Proposed Product, a schedule for completing such steps, and a detailed commercialization plan for such Proposed Product. If ACLARA notifies ABG within said 15 day period that it does not wish to pursue the Joint Development Proposal or after the meeting ACLARA does not agree to pursue such joint development, ACLARA shall notify ABG in writing (or, if ACLARA fails to provide ABG with a written response within the 45-day decision period as to whether or not it desires to pursue such joint development with ABG), then such Proposed Product shall be deemed a Post Exclusive Period Product subject to the nonexclusive license terms set forth in Articles 4 and 5 below.

     3.3 CONFIRMATION OF JOINT DEVELOPMENT. If the Parties agree in writing as provided at Section 3.2 above to proceed with a Joint Development Plan for a Proposed Product, then it is agreed that: (i) the Parties' rights and obligations, solely with respect to the Proposed Product described in the Joint Development Plan, shall be as set forth in the GA Agreement; and (ii) the Parties shall execute a written confirmation of joint development in a form set forth in Exhibit A (a "CONFIRMATION OF JOINT DEVELOPMENT"), which shall include, as an exhibit thereto, a copy of

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the mutually agreed Joint Development Plan; and (iii) upon such written confirmation, such Proposed Product shall not be deemed a Post Exclusive Period Product as provided herein.

     3.4 TERMS OF GA AGREEMENT. ABG and ACLARA each agree that, upon the execution of a Confirmation of Joint Development, and solely with respect to the Proposed Product and development activities set forth in the Joint Development Proposal attached to such Confirmation of Joint Development: (i) such Proposed Product shall be deemed a Licensed Product that is subject to the entire GA Agreement, including, without limitation, Sections 2, 3, 4, 5.2, 5.4, and 5.5.1 shall be deemed, at that time, to be reinstated and in full force and effect solely with respect thereto; and (ii) Article 4 of this Amended GA Agreement shall no longer apply with respect to, and solely with respect to, such Proposed Product that is the subject of a Confirmation of Joint Development. For avoidance of doubt, with respect to any Proposed Product that is the subject of a Confirmation of Joint Development, the exclusivity provisions of the GA Agreement, including, without limitation, the exclusive license grants therein, shall apply and the nonexclusive license grants set forth in Section 4.2 of this Amended GA Agreement below shall not apply.


                                    ARTICLE 4

                             INDEPENDENT DEVELOPMENT

     4.1 NO DILIGENCE. Neither ABG nor ACLARA shall have any obligation, as of the Amendment Effective Date and thereafter, to develop or commercialize any Licensed Product.

     4.2 ACLARA'S LICENSE OF INTELLECTUAL PROPERTY TO ABG.

          (a) LICENSE GRANT. In the event that ABG provides notice to ACLARA in accordance with Section 3.1 and ACLARA notifies ABG pursuant to Section 3.2 that it does not agree to pursue joint development of a Proposed Product described in ABG's Joint Development Proposal (or fails to respond to ABG within the 45-day decision period), such Proposed Product shall be deemed a Post Exclusive Period Product; and, subject to the exclusion set forth in
     Section 4.2(b), ACLARA hereby grants to ABG a worldwide, royalty-bearing, non-exclusive license, [ * ], under the Valid Claims of Licensed Patents which claim Pre-Collaboration SBio Intellectual Property or Collaboration SBio Intellectual Property to make, have made by an Approved Third Party, offer to sell, sell, import and use such Post Exclusive Period Product in the Licensed Field, wherein"Approved Third Party" means a third party other than Caliper Technologies, Inc. or its Affiliate that has been approved by ACLARA as follows: ABG shall notify ACLARA in writing of the name of the proposed third party; ACLARA shall respond in writing within 30 days after receiving such notification whether or not it approves the third party, which approval shall not be unreasonably withheld; and if ACLARA does not approve the third party, it shall include in its response its good faith reasons to believe that approval of the third party would have an unreasonable negative impact on the business of ACLARA or its Affiliates or sublicensees.

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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          (b) JAPANESE EXCLUSION.  The non-exclusive  license granted in Section
     4.2(a) expressly excludes the manufacture, use or sale of Post Exclusive Period Product having [ * ] in Japan.

     4.3 ABG'S OPTION TO LICENSE INTELLECTUAL PROPERTY TO ACLARA. ABG hereby grants to ACLARA an option to negotiate in good faith for a royalty-bearing, worldwide, nonexclusive, non-transferable, [ * ], license under one or more patents included within Collaboration Perkin-Elmer Intellectual Property to make, have made, import, use, offer to sell, and sell Post Exclusive Period Product in the Licensed Field

     4.4 Payments by ABG. ABG shall pay ACLARA a royalty, as set forth below, on Net Sales of Post Exclusive Period Product:

          (a) GENETIC ANALYSIS SYSTEMS. [ * ] Product Net Sales generated by Genetic Analysis Systems covered by Valid Claims of Licensed Patents which claim Pre-Collaboration SBio Intellectual Property or Collaboration SBio Intellectual Property.

          (b) MICROFLUIDIC ELECTROPHORESIS DEVICES. (i) [ * ] Product Net Sales generated by Microfluidic Electrophoresis Devices covered by Valid Claims of Licensed Patents which claim Pre-Collaboration SBio Intellectual Property, or (ii) [ * ] Microfluidic Electrophoresis Devices covered by Valid Claims of Licensed Patents which claim Collaboration SBio Intellectual Property, provided that to the extent that a Microfluidic Electrophoresis Devices are also covered by Valid Claims of Licensed Patents which claim Pre-Collaboration SBio Intellectual Property, [ * ] that applies to Product Net Sales thereof.

                                    ARTICLE 5

                               PAYMENT PROVISIONS

     5.1 PAYMENT SCHEDULE. The Party owing any amount pursuant to Sections 4.4 or 4.5 shall make payment to the other Party on a quarterly basis within thirty
(30) days after the last day of each calendar period in which the Product Net Sales occurred. The Party making payment shall provide the other Party, with each such payment, a written report setting forth in reasonable detail the calculation of the amounts due.

     5.2 MODE OF PAYMENT. All payments hereunder will be made by direct wire transfer of United States Dollars in the requisite amount to such bank account as the receiving Party may from time to time designate by written notice to the other Party. Payments will be free and clear of any taxes (other than withholding and other taxes. imposed on the payee), fees or charges, to the extent applicable.

     5.3 RECORDS RETENTION. For a period of three (3) years after the date of each report provided to a Party pursuant to Section 5.1, the Party making the payment shall keep records of such Product Net Sales in sufficient detail to confirm the accuracy of any royalty payment

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[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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calculations   hereunder.   Such  records  shall  be  deemed  the   Confidential
Information of each Party.

     5.4 AUDITS.

          (a) AUDIT RIGHTS; PROCEDURE. Upon the written request of the Party receiving payment, and not more than once in each calendar year, the Party making payment will permit an independent certified public accounting firm selected by other Party, and reasonably acceptable to the paying Party, at the expense of the Party initiating the audit, to have access during normal business hours, and upon reasonable prior written notice, to such of the records of the paying Party as may be reasonably necessary to verify the accuracy of the payments due within the preceding three (3) years.

          (b) ADDITIONAL PAYMENTS; COST REIMBURSEMENT. If such accounting firm concludes that additional royalties or other payments were owed during such period, the paying Party will pay the additional royalties or other payments, with interest from the date originally due at the prime rate, as published in The Wall Street Journal (Eastern U.S. Edition) on the last business day preceding such date, within thirty (30) days after the date the auditing Party delivers to the other Party such accounting firm's written report. If the amount of the underpayment is greater than five percent (5%) of the total amount owed, then the paying Party shall reimburse the other Party for its reasonable costs related to such audit.

          (c) CONFIDENTIALITY. The independent, certified public accountant shall be required to maintain all information it reviews in confidence, except that it may report the results of its audit to the Party that initiated such audit. The Party receiving the audit report shall treat all information subject to review under this Section 5.4 in accordance with the confidentiality provisions of the GA Agreement, and will cause its accounting firm to enter into a confidentiality agreement reasonably acceptable in form and substance to the Party being audited, obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

          (d) AUDIT DISPUTES. If the Party that was audited in good faith disputes the conclusion of the accounting firm under subsection (b) above that the audited Party owes additional royalties or other payments, or any specific aspect of the conclusion, then such Party will inform the other Party by written notice within sixty (60) days of receiving a copy of the audit containing such conclusion, specifying in detail the reasons for disputing such conclusion. The Parties will promptly thereafter meet and negotiate in good faith a resolution to such dispute. In the event that the Parties are unable to resolve such dispute within sixty (60) days after such notice, the matter will be resolved pursuant to the terms of the GA Agreement, and interest will be payable on any additional royalties or other payments determined to be due in the same manner as provided for in
     Section 5.4(b).

                                    ARTICLE 6

                                     GENERAL

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     6.1 NOTICES. Section 11.7 of the GA Agreement is hereby deleted in its entirety and replaced by the following:

          11.7 NOTICES. Any notice, request, delivery, approval or consent required or permitted to be given under this Agreement will be in writing and will be deemed to have been sufficiently given if delivered in person, or by express courier service (signature required) or five (5) days after it was sent by registered letter, return receipt requested (or its equivalent), to the Party to which it is directed at its address or such other address as such Party will have last given by notice to the other Parties.

     If to ACLARA, addressed to:

          ACLARA BioSciences, Inc.
          1288 Pear Avenue
          Mountain View, California 94043
          Attn.: Chief Executive Officer
          Fax: (650) 210-1210

and to

          Latham & Watkins
          135 Commonwealth Drive
          Menlo Park, CA 94025
          Attn.: Michael W. Hall, Esq.
          Fax: (650) 4632600

If to ABG, addressed to:

          Applied Biosystems
          850 Lincoln Center Drive
          Foster City, California 94043

          Attn.: Vice President, Intellectual Property
          Fax: (650) 638-6677

     6.2 COUNTERPARTS. This Amended Agreement may be executed simultaneously in any number of counterparts, any one of which need not contain the signature of more than one Party but all such counterparts taken together will constitute one and the same agreement.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date, each copy of which will for all purposes be deemed to be an original.

ACLARA BIOSCIENCES, INC.                  PE CORPORATION (NY)



By: /s/ Joseph M. Limber                 By: /s/ Michael W. Hunkapiller
   -----------------------------             -------------------------------

Name: Joseph M. Limber                   Name: Michael W. Hunkapiller
     ---------------------------              ------------------------------

Title: President, CEO                    Title: Sr. V.P.
      --------------------------               -----------------------------

Date: March 25, 2002                     Date: March 22, 2002
     ---------------------------              ------------------------------


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                                    EXHIBIT A

                        CONFIRMATION OF JOINT DEVELOPMENT

     THIS CONFIRMATION OF JOINT DEVELOPMENT (this "CONFIRMATION") is entered into and effective as of , 20- (the "EFFECTIVE DATE"), by and between ACLARA BIOSCIENCES, INC., a Delaware corporation having its principal place of business at 1288 Pear Avenue, Mountain View, California 94043 ("ACLARA"), and PE CORPORATION (NY), a New York corporation, through its Applied Biosystems group, having its principal place of business at 850 Lincoln Center Drive, Foster City, California 94404 ("ABG"). ACLARA and ABG may be referred to herein individually as a "Party" or, collectively, as "Parties."

                                    RECITALS

     WHEREAS, ABG (as the successor-in-interest to The Perkin-Elmer Corporation) and ACLARA (as the successor-in-interest to Soane Biosciences, Inc.) entered a Collaboration Agreement, dated April 25, 1998 (the "GA AGREEMENT"), related to the development of genetic analysis systems incorporating microfluidic electrophoresis devices; and

     WHEREAS, ABG and ACLARA entered into a Amended and Restated Collaboration Agreement, dated March 22, 2002 (the "AMENDED GA Agreement") and effective May 17, 2001, which provided, in part, that the Parties may (i) independently develop products pursuant to the terms of the Amended GA Agreement that, if developed pursuant to the terms of the GA Agreement, would be Licensed Product, and (ii) jointly develop products as Licensed Product pursuant to the terms of the GA Agreement if the Parties agree to do so as provided the Amended GA Agreement; and

     WHEREAS, the Parties wish to confirm that they agree to the joint development of a certain Licensed Product, as set forth herein.

     Now, THEREFORE, in consideration of the foregoing premises and the promises and undertakings set forth herein, the Parties agree as follows:

1. The Parties hereby agree that the terms and conditions of the GA Agreement shall apply to the Licensed Product, and the development thereof, as set forth in the Joint Development Plan, attached hereto as Exhibit 1.

ACLARA BIOSCIENCES, INC.                  PE CORPORATION (NY)



By:_____________________________          By:_______________________________

Name:___________________________         Name:______________________________

Title:__________________________         Title:_____________________________

Date:___________________________          Date:______________________________


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